Exhibit 10.2

Primal Solutions

Executive Incentive Plan

FY2005

Name:	2005 Base Salary:

Title:	2005 Incentive Target:

Purpose

The purpose of the Primal Solutions Executive Incentive Plan (“EIP”) is to increase shareholder value and the success of the company by motivating the Company’s key executives to: 1) achieve the Company’s objectives and 2) perform to the best of their abilities in support of those objectives.  The plan is designed to provide financial incentives for those key executives who, by virtue of their position, have a significant impact on the success and financial performance of the Company.

Eligibility

Eligible participants include the members of the Executive Management Team, defined as those individuals who report directly to the CEO and have a title of Vice President or above.  Final approval of eligible executives is made by the Board of Directors Compensation Committee. Eligibility to participate in the Executive Incentive Plan does not imply employment for any specified period of time, nor does it constitute a contract of employment, nor does it guarantee continued participation in future plans or any amount of award.

To be eligible to be paid a bonus under the EIP, the participant must be employed by Primal for three full months of the semi-annual Performance Period for which the bonus is paid and on the last day of the Performance Period. Any length of service less than six months for the semi-annual Performance Period will be pro-rated accordingly.  Bonus amounts for each Performance Period are earned independently of other Performance Periods.

Plan Overview

The amount of each participant’s total targeted bonus is determined by the CEO with approval of the Compensation Committee, based on specific position descriptions and responsibilities.  The Semi-Annual Bonus has two components:  (i) Corporate Performance Objectives (CPOs) and (ii) Individual Performance Objectives (IPOs).

Corporate Performance Objectives

Corporate Performance Objectives (CPOS) are established at the start of each fiscal year by the Executive Team and are approved by the Board of Directors.  These objectives are designed to be achievable with effort and to move the company forward in its long-term strategy, while maintaining fiscal responsibility and creating shareholder value. Corporate Performance Objectives must be achieved at a minimum of 75% for any payments to be made under the EIP.  Corporate Performance Objectives for FY2005 are attached as “Exhibit A.”

Individual Performance Objectives

At the beginning of each Performance Period, the Participant will submit a draft of Individual Performance Objectives (IPOs) to the CEO for review and approval, using the form attached as “Exhibit B.”  Objectives set should be SMART—specific, measurable, attainable, results-oriented and time-specific.  IPOs should also be tied directly to Primal’s business plan.  The Participant and the CEO will mutually agree on a minimum of three and a maximum of five objectives for the Performance Period.  Different weights may be assigned to each objective.  For example, a total of three objectives may be weighted 50%, 30% and 20% instead of 33 1/3% each.

The weight given to each of the EIP components for you in 2005 is as follows:

<Insert Name>	January 1-June 30 Performance Period		July 1-December 31 Performance Period
	Percentage	Dollar Amount	Percentage	Dollar Amount
IPO
CPO

Assessing Performance Against Objectives/Targets

Individual Performance Objectives

The participant and the CEO will meet and mutually agree upon the level of attainment of his/her Individual Performance Objectives for the Performance Period being measured within 30 days of the end of the Performance Period.  This assessment, (expressed as a percentage) is provided to the Finance Department for payment.  The overall evaluation of IPOs must be at a minimum of 50% or greater to qualify for bonus payments.

Corporate Performance Objectives

Following the end of the Performance Period, the Finance Department will determine the level of attainment of corporate financial goals and provide it to the CEO and Compensation Committee for approval.  The approved calculations will be provided to plan participants on or before the date that Primal releases its results for the period being measured.   The overall evaluation of Corporate Performance Objectives must be at a minimum of 75% or greater to qualify for bonus payments.

Calculation of Semi-Annual Bonus Amounts

The following tables set forth the method for calculating payments under the Individual Performance Objectives and Corporate Performance Objectives components of the EIP:

Measurement Against Objectives	Payment (% of Target Bonus)
Individual Performance (Total % earned on IPOs)
Achievement > 50% of overall target	Actual percentage

Achievement <50% of overall target	0%

Measurement Against Objectives	Payment (% of Target Bonus)
Corporate Performance Objectives (Overall % Earned on Corporate Performance Objectives)
Achievement > 101% of overall target	100% + 2% for each whole % above target, to a maximum payment of 150% for this component

Achievement > 75%, but < 100% of overall target	Actual percentage

Achievement < 75% of overall target	0%

Payment

Following the end of each Performance Period, participants will meet with the CEO to review performance against goals for individual objectives.  Ratings of individual objectives are subject to review and approval by the Compensation Committee.  Bonus payments are also subject to the Compensation Committee’s determination of the Company’s satisfaction of its corporate goals.  Eligible participants will receive payments under the EIP plan according to the following schedule:

For the Performance Period of January 1-June 30, payments will be made on the next scheduled payroll date following approval by the Board of Directors of the Q2FY05 10Q filing, estimated to be in August 2005.

For the Performance Period of July1-December 31, payments will be made on the next scheduled payroll date following the Board of Directors review and approval of FY2005 year-end results, estimated to be in February 2006.

Payments under the EIP plan are subject to all federal, state and local tax withholding requirements.

Administration, Amendment and Termination of the Plan

The EIP will be administered by the Board of Directors Compensation Committee, which is authorized to interpret the Plan, to establish rules and regulations necessary to administer the Plan and to take all other actions it determines are necessary for the proper administration of the Plan.  All actions, determinations, interpretations and decisions made by the Compensation Committee and/or the Board will be final, conclusive and binding upon all other parties concerned.  The Compensation Committee and/or the Board reserve the right to amend, suspend, or terminate the EIP and any award opportunities at any time in whole or in part, for any reason, and without the consent of any participant or beneficiary.

Definitions

“BOARD” means the Board of Directors of Primal.

“COMMITTEE” means the Compensation Committee appointed by the Board.

“COMPANY” means Primal Solutions, Inc., a Delaware corporation.

“FISCAL YEAR” means the fiscal year of the company, January 1-December 31.

“OPERATING INCOME” means the Company’s income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.

“PERFORMANCE PERIOD” shall mean a six-month period of time based upon the halves of the Company’s Fiscal Year, or such other time period as shall be determined by the Committee.

“REVENUE” means the Company’s net sales, determined in accordance with generally accepted accounting principles

Acknowledgement:

Insert name	Date

Exhibit A

Company Performance Objectives

January 1 - June 30, 2005

FY2005

Exhibit B

Individual Performance Objectives

<insert name>

FY2005

Each participant of the Executive Incentive Plan should complete this worksheet at the start of each Performance Period.  All objectives and measurements should be mutually agreed upon by the executive and the CEO, and approved by the Compensation Committee. Please refer to the Executive Incentive Plan policy for plan details.  There should be no fewer than 3 and no more than 5 objectives set each semi-annual Performance Period.

Name:	Title:

Dept:	Performance Period:	☐ January 1-June 30
☐ July 1 - December 31

CEO Signature:		Date:

Executive Signature:		Date:

PERFORMANCE OBJECTIVES

Objectives and Measurements (Please complete Key Results form to Indicate how performance will be measured.)	Weighting (A)		Achievement (B)		Results (C)
SMART: Specific, Measurable, Attainable, Results-Oriented, Time Specific	Target		Actual Results		Total % Earned (A x B = C)

Objective I:		%		%		%

Key Results:

A.

B.

C.

D.

Objective II:		%		%		%

Key Results:

A.

B.

C.

D.

Objective III:	%	%	%

Key Results:

A.

B.

C.

D.

Objective IV:	%	%	%

Key Results:

A.

B.

C.

D.

Objective V:	%	%	%

Key Results:

A.

B.

C.

D.

TOTAL % FOR ALL OBJECTIVES	100%	TOTAL % EARNED=	%

Final Evaluation Signatures		Date:

Executive:	CEO: